Myers Industries Appoints Grant E. Fitz as Chief Financial Officer

Brings More Than 30 Years of Significant Financial and Operational Experience

April 3, 2023, Akron, Ohio — Myers Industries, Inc. (NYSE: MYE), today announced the appointment of Grant E. Fitz to the position of Executive Vice President and Chief Financial Officer (CFO), effective May 8, 2023. As CFO, Mr. Fitz will lead Myers’ entire finance organization and financial activities including accounting and controllership, financial planning and analysis, tax, investor relations, and treasury.

“Grant’s proven track record as a leader who can drive profitable growth and execute transformational strategies made him a natural choice to serve as Myers’ Chief Financial Officer,” said Mike McGaugh, Myers Industries’ President and CEO. “Grant will be a strong partner as we continue to execute our 3-Horizon strategy and I am delighted to welcome him to Myers Industries.”

McGaugh continued, “I would also like to thank Monica Vinay for her leadership over the past 9 months as Interim-CFO. Monica has done a wonderful job leading the finance organization and has been an excellent thought partner to me during this time. I’m grateful to Monica for her can-do attitude, her straight-forward style, her hard work, and her great work ethic.”

Mr. Fitz remarked, “I am excited to join Myers at this pivotal time in the Company’s transformation. Mike and his team have done a tremendous job of driving top-line growth, expanding margins, and successfully integrating acquisitions across both segments of the business. Myers has a clear path toward greater operational and financial excellence, and I am excited to join the Company on its journey to become a world class organization.”

Mr. Fitz brings over 30 years of financial, executive, and operational expertise to the role. Most recently he served as the Chief Financial Officer of EFI, a global technology company focused on the transition from analog to digital imaging. His prior positions include Chief Financial Officer of Valassis, Corporate Vice President and Chief Financial Officer of Xerox Technology Business, and Chief Financial Officer of Nexteer Automotive. Mr. Fitz also worked at General Motors in various financial and operational roles including Chief Risk Officer, Chief Financial Officer of GM Powertrain Europe, and Global Finance Director of the Mini, Compact, and Small Vehicle Programs. Mr. Fitz holds a Bachelor of Science in Industrial and Operations Engineering from the University of Michigan, and a Master of Science in Management, with a Finance concentration from the Krannert Graduate School of Management at Purdue University.

About Myers Industries

Myers Industries, Inc. is a leading manufacturer of a wide range of polymer and metal products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel, and under-vehicle service industry in the U.S. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “will”, “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “outlook”, “target”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management's current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company's control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: residual impacts from the COVID-19 pandemic on our business, conditions, customers and capital position; the impact of the current inflationary environment on local, national and global economic conditions; raw material availability, increases in raw material costs, or other production costs and impacts of other price increases, risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities, or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; and other important factors detailed previously and from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q. Such reports are available on the Securities and Exchange Commission's public reference facilities and its website at www.sec.gov and on the Company's Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

Monica Vinay

Interim CFO and Vice President, Investor Relations & Treasurer

(330) 761-6212

M-GU

Source: Myers Industries, Inc.